NEWS RELEASE

LivaNova Reports Third Quarter 2020 Results
Company announces Chief Financial Officer transition

London, October 29, 2020 – LivaNova PLC (NASDAQ: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2020.

For the third quarter of 2020, worldwide sales from continuing operations were $240.1 million, a decrease of 10.6 percent on a reported basis and a decline of 11.2 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), third quarter 2020 diluted loss per share from continuing operations was $0.30. Third quarter 2020 adjusted diluted earnings per share from continuing operations was $0.38.

"During the third quarter, we remained focused on execution. The sequential improvement in all business segments was led by our growth drivers, U.S. Epilepsy and Advanced Circulatory Support (ACS)," said Damien McDonald, Chief Executive Officer of LivaNova. "We recognize there is more work to be done, and the team is operating with urgency to deliver on our growth drivers and strategic priorities, including advancing our pipeline and improving profitability and cash generation. We believe these efforts will enable us to most effectively serve the needs of our customers and patients. The team is committed to realizing the full value of LivaNova."

1Constant-currency percent change is considered a non-GAAP metric.

Third Quarter 2020 Results

The following table summarizes worldwide sales for the third quarter of 2020 by business:

$ in millions	Three Months Ended September 30,		% Change	Constant-Currency % Change
Business / Product Line:	2020	2019
Cardiopulmonary	$107.2	$120.0	(10.7%)	(11.9%)
Heart Valves	21.1	28.9	(26.8%)	(26.9%)
Advanced Circulatory Support	12.5	6.5	91.9%	91.9%
Cardiovascular	140.9	155.4	(9.4%)	(10.3%)
Neuromodulation	98.4	112.5	(12.6%)	(12.6%)
Other	0.8	0.6	24.3%	18.5%
Total Net Sales	$240.1	$268.6	(10.6%)	(11.2%)

•Note: Numbers may not add up precisely due to rounding. Constant-currency percent change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and ACS products, were $140.9 million, representing a 10.3 percent decrease versus the third quarter of 2019.

Sales in Cardiopulmonary products were $107.2 million, representing an 11.9 percent decline versus the third quarter of 2019. For the third quarter of 2020, the sales decline was related to the impact of COVID-19 on cardiac surgery procedure volumes and a slow-down in capital equipment purchases.
Heart Valve sales were $21.1 million, a decrease of 26.9 percent compared to the third quarter of 2019.

ACS sales were $12.5 million in the quarter, an increase of 91.9 percent compared to the third quarter of 2019, primarily due to the U.S. launch of LifeSPARCTM.

Neuromodulation
Neuromodulation sales were $98.4 million in the third quarter, representing a 12.6 percent decrease versus the third quarter of 2019. This decline was primarily related to the impact of COVID-19 on procedure volumes globally.

Financial Performance
On a U.S. GAAP basis, third quarter 2020 operating loss from continuing operations was $7.5 million. Adjusted operating income from continuing operations for the third quarter of 2020 was $32.1 million, a decrease of 32.8 percent as compared to the third quarter of 2019, related to the revenue impact from COVID-19, partially offset by a reduction in expenses.

The adjusted effective tax rate in the quarter was 4.5 percent, as compared to 11.2 percent in the third quarter of 2019, related to changes in the geographic income mix and a partial valuation allowance in the U.S.

On a U.S. GAAP basis, third quarter 2020 diluted loss per share from continuing operations was $0.30. Third quarter 2020 adjusted diluted earnings per share from continuing operations was $0.38, as compared to $0.84 per share in the third quarter of 2019.

2020 Guidance
LivaNova worldwide net sales for full-year 2020 are still expected to decline between 7 and 17 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2020 are expected to be in the range of $1.15 to $1.35. Free Cash Flow excluding extraordinary items, is now expected to be in the range of $10 million to $30 million for the full year, compared to the previous range of $80 million to $100 million.

Chief Financial Officer Transition
LivaNova announced today that Chief Financial Officer Thad Huston will leave his position by October 31, 2020. In connection with this announcement, Alex Shvartsburg, LivaNova's Corporate Vice President of Financial Planning & Analysis and the International Region, will become interim Chief Financial Officer. The Company has retained a search firm and has commenced the search for a new Chief Financial Officer.

“On behalf of the Board of Directors and management team at LivaNova, I thank Thad for his contributions to LivaNova over the past three and a half years. We wish Thad all the best in his future endeavors,” said

McDonald. “We are pleased to name Alex as the interim CFO as he is deeply familiar with our company’s strategy and businesses, having worked with LivaNova since 2017. We expect that he will be an important contributor as we continue to deliver on our strategic priorities.”

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 12 p.m. London time (8 a.m. Eastern Time) on Thursday, October 29 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the webcast. To listen to the conference call by telephone, dial 844-239-5285 (if dialing from within the U.S. or Canada) or 512-961-6524 (if dialing from outside the U.S. or Canada). The conference ID is 1897870. Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.

About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.

For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continuing operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2020, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (xiv) and organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.

We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended September 30,
	2020	2019	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$33.5	$39.1	(14.1)%	(14.1)%
Europe	29.9	30.1	(0.3)%	(5.3)%
Rest of World	43.7	50.9	(14.2)%	(14.1)%
Total	107.2	120.0	(10.7)%	(11.9)%
Heart Valves
US	3.1	4.6	(32.4)%	(32.4)%
Europe	7.9	9.6	(17.0)%	(20.9)%
Rest of World	10.1	14.7	(31.5)%	(29.1)%
Total	21.1	28.9	(26.8)%	(26.9)%
Advanced Circulatory Support
US	12.3	6.3	95.3%	95.3%
Europe	0.2	0.2	N/M	N/M
Rest of World	—	—	N/M	N/M
Total	12.5	6.5	91.9%	91.9%
Cardiovascular
US	49.0	50.0	(2.0)%	(2.0)%
Europe	38.1	39.8	(4.4)%	(9.1)%
Rest of World	53.8	65.6	(18.0)%	(17.5)%
Total	140.9	155.4	(9.4)%	(10.3)%
Neuromodulation
US	79.9	88.4	(9.7)%	(9.7)%
Europe	10.5	10.4	0.5%	(4.3)%
Rest of World	8.1	13.7	(41.0)%	(37.4)%
Total	98.4	112.5	(12.6)%	(12.6)%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.8	0.6	24.3%	18.5%
Total	0.8	0.6	24.3%	18.5%
Totals
US	128.9	138.4	(6.9)%	(6.9)%
Europe	48.5	50.2	(3.4)%	(8.1)%
Rest of World	62.7	79.9	(21.6)%	(20.6)%
Total	$240.1	$268.6	(10.6)%	(11.2)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2020	2019	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$96.2	$119.6	(19.5)%	(19.5)%
Europe	87.5	99.9	(12.5)%	(12.4)%
Rest of World	140.9	152.7	(7.7)%	(5.5)%
Total	324.6	372.2	(12.8)%	(11.9)%
Heart Valves
US	9.0	13.7	(34.2)%	(34.2)%
Europe	22.8	30.8	(25.8)%	(25.8)%
Rest of World	32.0	43.5	(26.4)%	(24.4)%
Total	63.8	87.9	(27.4)%	(26.4)%
Advanced Circulatory Support
US	28.1	22.3	26.0%	26.0%
Europe	0.8	0.5	N/M	N/M
Rest of World	0.1	0.3	N/M	N/M
Total	29.0	23.1	25.8%	25.8%
Cardiovascular
US	133.3	155.5	(14.3)%	(14.3)%
Europe	111.1	131.2	(15.3)%	(15.3)%
Rest of World	173.1	196.4	(11.9)%	(9.8)%
Total	417.5	483.2	(13.6)%	(12.7)%
Neuromodulation
US	197.3	245.9	(19.7)%	(19.7)%
Europe	27.5	34.1	(19.4)%	(19.7)%
Rest of World	20.5	31.5	(35.1)%	(31.7)%
Total	245.3	311.5	(21.2)%	(20.9)%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	1.9	2.0	(1.6)%	(2.0)%
Total	1.9	2.0	(1.6)%	(2.0)%
Totals
US	330.6	401.4	(17.6)%	(17.6)%
Europe	138.6	165.3	(16.1)%	(16.2)%
Rest of World	195.4	229.9	(15.0)%	(12.7)%
Total	$664.7	$796.6	(16.6)%	(15.9)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2020	2019	% Change
Net sales	$240.1	$268.6
Costs and expenses:
Cost of sales - exclusive of amortization	86.5	86.1
Product remediation	1.1	3.1
Selling, general and administrative	99.2	123.0
Research and development	47.4	45.9
Merger and integration expenses	1.1	6.7
Restructuring expenses	(0.3)	0.7
Amortization of intangibles	9.7	11.1
Litigation provision, net	3.0	(33.8)
Operating (loss) income from continuing operations	(7.5)	25.8	(129.1%)
Interest expense, net	(14.6)	(4.6)
Foreign exchange and other gains	3.4	0.3
(Loss) income from continuing operations before tax	(18.7)	21.5	(187.0%)
Income tax benefit	(4.0)	(10.7)
Net (loss) income from continuing operations	(14.8)	32.1	(146.1%)
Net income from discontinued operations, net of tax	—	—
Net (loss) income	($14.8)	$32.1	(146.1%)

Basic (loss) income per share:
Continuing operations	($0.30)	$0.66
Discontinued operations	—	—
	($0.30)	$0.66

Diluted (loss) income per share:
Continuing operations	($0.30)	$0.66
Discontinued operations	—	—
	($0.30)	$0.66

Weighted average common shares outstanding:
Basic	48.7	48.4
Diluted	48.7	48.8

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2020	2019	% Change (1)
Adjusted SG&A (1)	$91.7	$101.5	(9.7%)
Adjusted R&D (1)	35.9	38.8	(7.5%)
Adjusted operating income from continuing operations (1)	32.1	47.8	(32.8%)
Adjusted net income from continuing operations (1)	18.5	40.8	(54.7%)
Adjusted diluted earnings per share from continuing operations (1)	$0.38	$0.84	(54.8%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2020	2019	2020	2019
Gross profit	63.5%	66.8%	66.5%	70.1%
SG&A	41.3%	45.8%	38.2%	37.8%
R&D	19.7%	17.1%	14.9%	14.4%
Operating (loss) income from continuing operations	(3.1%)	9.6%	13.4%	17.8%
Net (loss) income from continuing operations	(6.2%)	12.0%	7.7%	15.2%
Income tax rate	21.3%	(49.6%)	4.5%	11.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2020	2019	% Change
Net sales	$664.7	$796.6
Costs and expenses:
Cost of sales - exclusive of amortization	212.2	245.3
Product remediation	6.9	11.1
Selling, general and administrative	317.4	375.9
Research and development	108.4	124.0
Merger and integration expenses	6.6	14.3
Restructuring expenses	2.0	4.6
Impairment of intangible assets	—	50.3
Amortization of intangibles	29.3	29.7
Litigation provision, net	4.0	(33.8)
Operating loss from continuing operations	(22.1)	(24.9)	(11.2%)
Interest expense, net	(24.8)	(9.9)
Foreign exchange and other gains (losses)	0.5	(0.8)
Loss from continuing operations before tax	(46.4)	(35.6)	30.3%
Income tax expense (benefit)	17.6	(23.4)
Losses from equity method investments	(0.2)	—
Net loss from continuing operations	(64.2)	(12.1)	430.6%
Net (loss) income from discontinued operations, net of tax	(1.0)	0.2
Net loss	($65.2)	($11.9)	447.9%

Basic loss per share:
Continuing operations	($1.32)	($0.25)
Discontinued operations	(0.02)	—
	($1.34)	($0.25)

Diluted loss per share:
Continuing operations	($1.32)	($0.25)
Discontinued operations	(0.02)	—
	($1.34)	($0.25)

Weighted average common shares outstanding:
Basic	48.6	48.3
Diluted	48.6	48.3

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2020	2019	% Change (1)
Adjusted SG&A (1)	$275.2	$314.1	(12.4%)
Adjusted R&D (1)	111.9	115.3	(2.9%)
Adjusted operating income from continuing operations (1)	48.9	124.5	(60.7%)
Adjusted net income from continuing operations (1)	26.9	101.6	(73.5%)
Adjusted diluted earnings per share from continuing operations (1)	$0.55	$2.08	(73.6%)

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2020	2019	2020	2019
Gross profit	67.0%	67.8%	65.6%	69.5%
SG&A	47.8%	47.2%	41.4%	39.4%
R&D	16.3%	15.6%	16.8%	14.5%
Operating (loss) income from continuing operations	(3.3%)	(3.1%)	7.4%	15.6%
Net (loss) income from continuing operations	(9.7%)	(1.5%)	4.1%	12.8%
Income tax rate	(37.9%)	65.9%	7.2%	13.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$86.5	$—	$—	($0.3)	$—	$—	($5.4)	($0.4)	$—	$—	$80.3
Product remediation	1.1	—	—	—	(1.1)	—	—	—	—	—	—
Gross profit percent	63.5%	—%	—%	0.1%	0.5%	—%	2.2%	0.2%	—%	—%	66.5%
Selling, general and administrative	99.2	—	—	(1.2)	—	0.1	0.3	(6.6)	—	—	91.7
Selling, general and administrative as a percent of net sales	41.3%	—%	—%	(0.5)%	—%	—%	0.1%	(2.8)%	—%	—%	38.2%
Research and development	47.4	—	—	—	—	—	(10.7)	(0.7)	—	—	35.9
Research and development as a percent of net sales	19.7%	—%	—%	—%	—%	—%	(4.5)%	(0.3)%	—%	—%	14.9%
Litigation provision, net	3.0	—	—	—	—	—	(3.0)	—	—	—	—
Other operating expenses	10.4	(1.1)	0.3	(9.7)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(7.5)	1.1	(0.3)	11.3	1.1	(0.1)	18.7	7.8	—	—	32.1
Operating margin percent	(3.1)%	0.5%	(0.1)%	4.7%	0.5%	—%	7.8%	3.3%	—%	—%	13.4%
Income tax (benefit) expense	(4.0)	—	—	1.5	0.3	—	0.3	0.4	2.5	(0.3)	0.9
Net (loss) income from continuing operations	(14.8)	1.1	(0.4)	9.8	0.8	(4.8)	18.4	7.4	(2.5)	3.5	18.5
Diluted EPS - Continuing Operations	($0.30)	$0.02	($0.01)	$0.20	$0.02	($0.10)	$0.38	$0.15	($0.05)	$0.07	$0.38

GAAP results for the three months ended September 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal, Contingent Consideration and Other Reserves (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$86.1	$—	$—	($0.6)	$—	$—	($5.0)	$—	$—	$—	$80.4
Product remediation	3.1	—	—	—	(3.1)	—	—	—	—	—	—
Gross profit percent	66.8%	—%	—%	0.2%	1.1%	—%	1.9%	—%	—%	—%	70.1%
Selling, general and administrative	123.0	—	—	(0.1)	—	(0.1)	(14.4)	(6.9)	—	—	101.5
Selling, general and administrative as a percent of net sales	45.8%	—%	—%	(0.1)%	—%	—%	(5.4)%	(2.6)%	—%	—%	37.8%
Research and development	45.9	—	—	(0.1)	—	0.4	(5.9)	(1.6)	—	—	38.8
Research and development as a percent of net sales	17.1%	—%	—%	—%	—%	0.2%	(2.2)%	(0.6)%	—%	—%	14.4%
Other operating expenses	(15.3)	(6.7)	(0.7)	(11.1)	—	—	33.8	—	—	—	—
Operating income from continuing operations	25.8	6.7	0.7	12.0	3.1	(0.4)	(8.5)	8.5	—	—	47.8
Operating margin percent	9.6%	2.5%	0.3%	4.5%	1.1%	(0.1)%	(3.2)%	3.2%	—%	—%	17.8%
Income tax (benefit) expense	(10.7)	1.6	0.2	3.1	1.0	(0.1)	(4.2)	2.0	11.8	0.5	5.2
Net income from continuing operations	32.1	5.2	0.5	8.9	2.1	(0.3)	(4.3)	6.5	(11.8)	1.9	40.8
Diluted EPS - Continuing Operations	$0.66	$0.11	$0.01	$0.18	$0.04	($0.01)	($0.09)	$0.13	($0.24)	$0.04	$0.84

GAAP results for the three months ended September 30, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Primarily relates to contingent consideration related to acquisitions, legal expenses related to 3T Heater-Cooler defense and other matters and insurance recovery
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$212.2	$—	$—	($1.0)	$—	$—	$18.9	($1.4)	$—	$—	$228.6
Product remediation	6.9	—	—	—	(6.9)	—	—	—	—	—	—
Gross profit percent	67.0%	—%	—%	0.2%	1.0%	—%	(2.8)%	0.2%	—%	—%	65.6%
Selling, general and administrative	317.4	—	—	(1.3)	—	(2.4)	(15.3)	(23.2)	—	—	275.2
Selling, general and administrative as a percent of net sales	47.8%	—%	—%	(0.2)%	—%	(0.4)%	(2.3)%	(3.5)%	—%	—%	41.4%
Research and development	108.4	—	—	(0.1)	—	—	5.9	(2.3)	—	—	111.9
Research and development as a percent of net sales	16.3%	—%	—%	—%	—%	—%	0.9%	(0.3)%	—%	—%	16.8%
Litigation provision, net	4.0	—	—	—	—	—	(4.0)	—	—	—	—
Other operating expenses	38.0	(6.6)	(2.0)	(29.3)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(22.1)	6.6	2.0	31.8	6.9	2.4	(5.5)	26.9	—	—	48.9
Operating margin percent	(3.3)%	1.0%	0.3%	4.8%	1.0%	0.4%	(0.8)%	4.0%	—%	—%	7.4%
Income tax expense	17.6	0.3	—	4.5	1.1	—	2.3	1.0	(24.4)	(0.3)	2.1
Net (loss) income from continuing operations	(64.2)	6.3	2.0	27.4	5.7	(2.2)	(7.8)	25.9	24.4	9.4	26.9
Diluted EPS - Continuing Operations	($1.32)	$0.13	$0.04	$0.56	$0.12	($0.04)	($0.16)	$0.53	$0.50	$0.19	$0.55

GAAP results for the nine months ended September 30, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$245.3	$—	$—	($2.0)	$—	$—	$—	$0.4	($1.1)	$—	$—	$242.7
Product remediation	11.1	—	—	—	—	(11.1)	—	—	—	—	—	—
Gross profit percent	67.8%	—%	—%	0.3%	—%	1.4%	—%	(0.1)%	0.1%	—%	—%	69.5%
Selling, general and administrative	375.9	—	—	(0.4)	—	—	(0.7)	(42.2)	(18.5)	—	—	314.1
Selling, general and administrative as a percent of net sales	47.2%	—%	—%	(0.1)%	—%	—%	(0.1)%	(5.3)%	(2.3)%	—%	—%	39.4%
Research and development	124.0	—	—	(0.2)	(0.9)	—	(1.5)	(1.6)	(4.5)	—	—	115.3
Research and development as a percent of net sales	15.6%	—%	—%	—%	(0.1)%	—%	(0.2)%	(0.2)%	(0.6)%	—%	—%	14.5%
Other operating expenses	65.1	(14.3)	(4.6)	(29.7)	(50.3)	—	—	33.8	—	—	—	—
Operating (loss) income from continuing operations	(24.9)	14.3	4.6	32.3	51.2	11.1	2.2	9.5	24.1	—	—	124.5
Operating margin percent	(3.1)%	1.8%	0.6%	4.1%	6.4%	1.4%	0.3%	1.2%	3.0%	—%	—%	15.6%
Income tax (benefit) expense	(23.4)	3.3	1.1	8.2	12.4	3.6	0.5	5.4	5.6	(1.2)	0.8	16.2
Net (loss) income from continuing operations	(12.1)	11.1	3.4	24.1	38.8	7.6	1.7	4.2	18.5	1.2	3.3	101.6
Diluted EPS - Continuing Operations	($0.25)	$0.23	$0.07	$0.49	$0.79	$0.15	$0.03	$0.09	$0.38	$0.02	$0.07	$2.08

GAAP results for the nine months ended September 30, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of ImThera intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)	Primarily relates to contingent consideration related to acquisitions, legal expenses related to 3T Heater-Cooler defense and other matters and insurance recovery
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$227.8	$61.1
Accounts receivable, net of allowance	191.9	257.8
Inventories	178.1	164.2
Prepaid and refundable taxes	43.3	37.8
Prepaid expenses and other current assets	32.0	28.6
Total Current Assets	673.1	549.4
Property, plant and equipment, net	190.5	181.4
Goodwill	918.5	915.8
Intangible assets, net	583.8	607.5
Operating lease assets	52.8	54.4
Investments	30.4	27.3
Deferred tax assets	22.7	68.7
Other assets	49.9	7.4
Total Assets	$2,521.7	$2,411.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$14.0	$77.4
Accounts payable	71.6	85.9
Accrued liabilities and other	98.3	120.1
Current litigation provision liability	34.8	146.0
Taxes payable	10.1	12.7
Accrued employee compensation and related benefits	53.0	70.4
Total Current Liabilities	281.8	512.6
Long-term debt obligations	637.1	260.3
Contingent consideration	79.6	114.4
Litigation provision liability	11.5	24.4
Deferred tax liabilities	28.4	32.2
Long-term operating lease liabilities	43.1	46.0
Long-term employee compensation and related benefits	23.1	22.8
Long-term derivative liabilities	59.6	0.1
Other long-term liabilities	6.8	15.3
Total Liabilities	1,171.0	1,028.1
Total Stockholders’ Equity	1,350.8	1,383.7
Total Liabilities and Stockholders’ Equity	$2,521.7	$2,411.8

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Nine Months Ended September 30,
	2020	2019
Operating Activities:
Net loss	($65.2)	($11.9)
Non-cash items included in net loss:
Deferred tax expense (benefit)	41.1	(26.4)
Remeasurement of contingent consideration to fair value	(31.2)	(2.4)
Amortization	29.3	29.7
Stock-based compensation	26.8	24.1
Depreciation	22.2	23.1
Remeasurement of derivative instruments	(17.7)	(2.9)
Amortization of operating lease assets	9.8	9.0
Impairment of intangible assets	—	50.3
Other	5.9	7.6
Changes in operating assets and liabilities:
Accounts receivable, net	65.4	5.4
Inventories	(12.1)	(18.2)
Other current and non-current assets	(15.4)	9.6
Accounts payable and accrued current and non-current liabilities	(49.5)	(29.0)
Taxes payable	(0.6)	(14.4)
Litigation provision liability	(124.2)	(140.8)
Restructuring reserve	(1.2)	(6.8)
Net cash used in operating activities	(116.4)	(94.0)
Investing Activities:
Purchases of property, plant and equipment	(28.4)	(16.8)
Purchase of investments	(3.2)	(0.3)
Loans to investees	(2.3)	—
Acquisitions, net of cash acquired	—	(10.8)
Purchases of intangible assets	—	(3.2)
Other	0.5	0.5
Net cash used in investing activities	(33.3)	(30.5)
Financing Activities:
Proceeds from long-term debt obligations	886.9	193.5
Repayment of long-term debt obligations	(481.4)	(12.3)
Proceeds from short term borrowings (maturities greater than 90 days)	46.7	—
Repayments of short term borrowings (maturities greater than 90 days)	(44.8)	—
Purchase of capped call	(43.1)	—
Debt issuance costs	(20.4)	(3.8)
Closing adjustment payment for sale of CRM business	(14.9)	—
Payment of contingent consideration	(8.9)	(18.0)
Shares repurchased from employees for minimum tax withholding	(5.3)	(6.2)
Proceeds from share issuances under ESPP	2.1	2.6
Change in short-term borrowing, net	(1.0)	(2.2)
Other	—	0.1
Net cash provided by financing activities	315.9	153.7
Effect of exchange rate changes on cash and cash equivalents	0.5	(1.1)
Net increase in cash and cash equivalents	166.7	28.1
Cash and cash equivalents at beginning of period	61.1	47.2
Cash and cash equivalents at end of period	$227.8	$75.3

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

	Three Months Ended September 30, 2020	Nine Months Ended September 30,
		2020	2019
GAAP diluted weighted average shares outstanding	48.7	48.6	48.3
Add effects of stock-based compensation instruments	0.1	0.2	0.5
Adjusted diluted weighted average shares outstanding (1)	48.8	48.8	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.